     As filed with the Securities and Exchange Commission on March 7, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                 EXTENSITY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                             68-0368868
      (State of Incorporation)         (I.R.S. Employer Identification No.)

                              --------------------
                          2200 POWELL STREET, SUITE 300
                              EMERYVILLE, CA 94608
                                 (510) 594-5700

                    (Address of principal executive offices)

                              --------------------
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                       2000 NONSTATUTORY STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN

                            (Full title of the plans)
                              --------------------
                                ROBERT A. SPINNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 EXTENSITY, INC.
                          2200 POWELL STREET, SUITE 300
                              EMERYVILLE, CA 94608
                                 (510) 594-5700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
                           JAMES F. FULTON, JR., ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

============================== ================== ======================== ========================== ==============
                                  AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES TO BE        REGISTERED       OFFERING PRICE PER     AGGREGATE OFFERING PRICE   REGISTRATION
         REGISTERED                    (1)               SHARE (2)                    (2)                  FEE
------------------------------ ------------------ ------------------------ -------------------------- --------------
Stock Options and Common
Stock (par value $0.001)...... 2,362,757 shares        $1.62 - $2.28           $4,464,453.64             $410.73
============================== ================== ======================== ========================== ==============

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon: (a) for shares issuable under the Company's 2000 Employee Stock Purchase Plan, 85% of the average high and low price of Registrant's Common Stock on March 1, 2002 as reported on the Nasdaq National Market; (b) for shares issuable pursuant to outstanding options under the Company's 2000 Nonstatutory Stock Option Plan, as amended, the exercise price of such shares; or (c) for shares issuable pursuant to unissued options under the 2000 Nonstatutory Stock Option Plan, as amended and the 1996 Stock Option Plan, as amended, the average of the high and low prices of Registrant's Common Stock on March 1, 2002 as reported on the Nasdaq National Market. The chart below details the calculation of the registration fee.

============================== ================= =============================== ===============================
       TITLE OF SHARES         NUMBER OF SHARES     OFFERING PRICE PER SHARE        AGGREGATE OFFERING PRICE
------------------------------ ----------------- ------------------------------- -------------------------------
Common Stock issuable
pursuant to the Extensity,
Inc. 2000 Employee Stock
Purchase Plan                      373,067                  $1.62                       $604,368.54
------------------------------ ----------------- ------------------------------- -------------------------------

Common stock issuable
pursuant to the outstanding
options under the 2000
Nonstatutory Stock Option
Plan, as amended                   161,560                  $2.28                       $368,356.80
------------------------------ ----------------- ------------------------------- -------------------------------

Common Stock issuable
pursuant to the unissued
options under the 2000
Nonstatutory Stock Option
Plan, as amended                   833,285                  $1.91                     $1,591,574.35
------------------------------ ----------------- ------------------------------- -------------------------------

Common Stock issuable
pursuant to unissued options
under the 1996 Stock Option
Plan, as amended                   994,845                  $1.91                     $1,900,153.95
============================== ================= =============================== ===============================

                           INCORPORATION BY REFERENCE

The contents of Registration Statement on Form S-8 No. 333-36336 filed with the Securities and Exchange Commission on May 5, 2000, Registration Statement on Form S-8 No. 333-45748 filed with the Securities and Exchange Commission on September 13, 2000, Registration Statement on Form S-8 No. 333-56544 filed with the Securities and Exchange Commission on March 5, 2001 and Registration Statement on Form S-8 No. 333-68960 filed with the Securities and Exchange Commission on September 5, 2001 are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
4.1(1)         Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)         Bylaws of Registrant.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP (Independent Auditors).

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1           Power of Attorney is contained on the signature page.

99.1(1)        Registrant's 1996 Stock Option Plan, as amended.

99.2(1)        Registrant's 2000 Employee Stock Purchase Plan.

99.3(2)        Registrant's 2000 Nonstatutory Stock Option Plan, as amended.


(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-90979), as amended, declared effective by the Securities and Exchange Commission on January 26, 2000.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-45748) and incorporated herein by reference.


                                       1.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 7th day of March, 2002.

                                            EXTENSITY, INC.

                                            By: /s/ Robert A. Spinner
                                               ---------------------------------
                                            Title: President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Spinner and Kenneth R. Hahn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       2.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                               TITLE                        DATE
-------------------------------------   ----------------------------------      -------------
  /s/     ROBERT A. SPINNER             President, Chief Executive Officer      March 7, 2002
-------------------------------------   and Director (Principal Executive
        ROBERT A. SPINNER               Officer)

  /s/     KENNETH R. HAHN               Chief Financial Officer (Principal      March 7, 2002
-------------------------------------   Financial Officer)
        KENNETH R. HAHN

  /s/     SHARAM I. SASSON              Chairman of the Board of Directors      March 7, 2002
-------------------------------------
        SHARAM I. SASSON

  /s/     CHRISTOPHER D. BRENNAN        Director                                March 7, 2002
-------------------------------------
        CHRISTOPHER D. BRENNAN

  /s/     JOHN R. HUMMER                Director                                March 7, 2002
-------------------------------------
        JOHN R. HUMMER

  /s/     DAVID A. REED                 Director                                March 7, 2002
-------------------------------------
        DAVID A. REED

  /s/     TED E. SCHLEIN                Director                                March 7, 2002
-------------------------------------
        TED E. SCHLEIN


                                       3.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
4.1(1)         Amended and Restated Certificate of Incorporation of Registrant.

4.2(1)         Bylaws of Registrant.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of PricewaterhouseCoopers LLP (Independent Auditors).

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1           Power of Attorney is contained on the signature page.

99.1(1)        Registrant's 1996 Stock Option Plan, as amended.

99.2(1)        Registrant's 2000 Employee Stock Purchase Plan.

99.3(2)        Registrant's 2000 Nonstatutory Stock Option Plan, as amended.



(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-90979), as amended, declared effective by the Securities and Exchange Commission on January 26, 2000.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-45748) and incorporated herein by reference.